Exhibit 99.3

Additional Statements Required by Rule 17g-1(g)(2)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2010.

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2009 - 2010

Fund #	Fund Name	Net Assets as of 29-May-2009	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
			(in dollars)	(in Dollars)	(%)
	Blue Chip Growth Fund	37,791,196			0.33%
	Growth Opportunities Fund	26,078,769			0.23%
	New Century Fund	33,958,272			0.29%
	Growth and Income Fund	48,979,275			0.42%
	SunAmerica Disciplined Growth Fund	24,480,305			0.21%
	International Small Cap Fund	59,909,760			0.52%
	Value Fund	89,825,135			0.78%
	Balanced Assets Fund	83,360,022			0.72%
	International Equity Fund	151,098,377			1.30%

	Total SunAmerica Equity Series	$555,481,111	$900,000	$900,000	4.79%

	SunAmerica Strategic Bond Fund	520,585,682			2.50%
	SunAmerica GNMA Fund	460,726,134			2.21%
	SunAmerica Tax Exempt Insured Fund	75,718,253			0.36%
	SunAmerica U.S. Government Securities Fund	199,503,646			0.96%
	SunAmerica High Yield Bond Fund	129,897,467			0.62%

	Total SunAmerica Income Series	$1,386,431,182	$1,250,000	$1,250,000	6.66%

	Money Market Fund	944,830,613			5.72%
	Municipal Money Market Fund	155,376,062			0.94%

	Total SunAmerica Money Market	$1,100,206,675	$1,250,000	$1,250,000	6.66%

	SunAmerica Senior Floating Rate Fund, Inc.	172,715,737			3.20%

	Total SunAmerica Senior Floating Rate	$172,715,737	$600,000	$600,000	3.20%

	Focused Small-Cap Growth Portfolio	125,447,443			0.59%
	Focused Equity Strategy Portfolio				0.09%
	Focused Fixed Income Strategy Portfolio				0.09%
	Focused Fixed Income and Equity Strategy Portfolio				0.09%
	Focused Balanced Strategy Portfolio				0.09%
	Focused Multi-Asset Strategy Portfolio				0.09%
	Focused Dividend Strategy Portfolio	109,993,708			0.51%
	Focused Growth Portfolio	178,233,710			0.85%
	Focused Large-Cap Value Portfolio	75,813,756			0.34%
	Focused Mid-Cap Value Portfolio	42,587,256			0.17%
	Focused Growth and Income Portfolio	127,820,082			0.60%
	Focused Mid-Cap Growth Portfolio	38,030,334			0.15%
	Focused Small-Cap Value Portfolio	138,441,659			0.65%
	Focused Large-Cap Growth Portfolio	376,993,931			1.84%
	Focused StarALPHA Portfolio	78,402,694			0.35%
	Focused Value Portfolio	246,707,941			1.19%
	Focused Technology Portfolio	66,867,793			0.29%

	Total SunAmerica Focused Series	$1,605,340,307	$1,500,000	$1,500,000	7.99%

	Money Market Portfolio	11,785,726			0.04%
	Growth Portfolio	405,884,683			1.47%
	Government & Quality Bond Portfolio	1,142,713,957			4.15%
	Strategic Multi-Asset Portfolio	24,095,618			0.09%
	Multi-Asset Portfolio	26,318,615			0.10%
	Capital Appreciation Portfolio	934,113,164			3.39%
	Growth and Income Portfolio	8,061,957			0.03%
	Natural Resources Portfolio	299,634,847			1.09%
	Asset Allocation Portfolio	230,055,104			0.83%

	Total Anchor Series Trust	$3,082,663,671	$2,100,000	$2,100,000	11.19%

	Focus TechNet Portfolio	24,456,779			0.06%
	Focus Value Portfolio	82,198,135			0.27%
	Cash Management Portfolio	176,488,848			0.60%
	Multi-Managed Growth Portfolio	88,808,473			0.29%
	Strategic Fixed Income Portfolio	127,011,371			0.42%
	Multi-Managed Moderate Growth Portfolio	167,191,619			0.57%
	Multi-Managed Income/Equity Portfolio	126,930,361			0.42%
	Multi-Managed Income Portfolio	94,866,875			0.31%
	Asset Allocation: Diversified Growth Portfolio	223,946,786			0.77%
	Large Cap Growth Portfolio	227,295,768			0.78%
	Stock Portfolio	176,328,852			0.60%
	Large Cap Composite Portfolio	22,899,034			0.06%
	Large Cap Value Portfolio	282,631,366			0.98%
	Mid Cap Growth Portfolio	79,765,910			0.26%
	Mid Cap Value Portfolio	115,649,762			0.38%
	Small Cap Portfolio	153,011,758			0.52%
	International Equity Portfolio	281,264,332			0.97%
	Diversified Fixed Income Portfolio	302,866,444			1.05%
	Focus Growth Portfolio	65,007,352			0.21%
	Focus Growth and Income Portfolio	36,701,102			0.10%
	Allocation Balanced				0.13%
	Allocation Moderate Strategy				0.13%
	Allocation Moderate Growth Strategy				0.13%
	Allocation Growth Strategy				0.13%

	Total Seasons Series Trust	$2,855,320,927	$1,900,000	$1,900,000	10.12%

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2009 - 2010

Fund #	Fund Name	Net Assets as of 29-May-2009	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
			(in dollars)	(in Dollars)	(%)
	Equity Index Portfolio	16,633,551			0.03%
	Small Company Value Portfolio	103,676,863			0.16%
	Mid-Cap Growth Portfolio	127,974,953			0.20%
	Capital Growth Portfolio	61,213,795			0.10%
	Blue Chip Growth Portfolio	28,414,934			0.04%
	Growth Opportunities Portfolio	76,213,223			0.12%
	Technology Portfolio	30,210,955			0.05%
	Marsico Focused Growth Portfolio	71,493,534			0.11%
	Small & Mid Cap Value Portfolio	341,782,058			0.54%
	Foreign Value Portfolio	379,847,228			0.60%
	American Fund Growth Portfolio	127,519,449			0.20%
	American Fund Global Growth Portfolio	114,466,602			0.18%
	American Fund Growth and Income Portfolio	132,278,233			0.21%
	American Fund Asset Allocation Portfolio	34,875,707			0.06%
	Cash Management Portfolio	666,562,174			1.06%
	Corporate Bond Portfolio	840,570,226			1.33%
	Global Bond Portfolio	236,294,893			0.37%
	High-Yield Bond Portfolio	242,525,049			0.38%
	Growth-Income Portfolio	223,147,780			0.35%
	Global Equities Portfolio	102,252,943			0.16%
	Alliance Growth Portfolio	421,891,139			0.67%
	MFS Massachusetts Investors Trust Portfolio	168,703,066			0.27%
	Fundamental Growth Portfolio	134,723,727			0.21%
	International Diversified Equities Portfolio	317,859,339			0.50%
	Davis Venture Value Portfolio	1,270,646,121			2.01%
	MFS Total Return Portfolio	737,684,540			1.17%
	Total Return Bond Portfolio	287,587,162			0.46%
	Telecom Utility Portfolio	34,839,661			0.06%
	Balanced Portfolio	114,692,903			0.18%
	Equity Opportunities Portfolio	97,786,152			0.15%
	Aggressive Growth Portfolio	57,219,486			0.09%
	International Growth and Income Portfolio	352,788,711			0.56%
	Emerging Markets Portfolio	231,420,960			0.37%
	Real Estate Portfolio	182,418,327			0.29%
	“Dogs” of Wall Street Portfolio	41,946,793			0.07%

	Total SunAmerica Series Trust	$8,410,162,237	$2,500,000	$2,500,000	13.32%

	Money Market I Fund	610,193,202			0.66%
	Government Securities Fund	146,071,947			0.16%
	Capital Conservation Fund	108,809,242			0.12%
	Stock Index Fund	2,492,069,627			2.69%
	Global Social Awareness Fund	275,053,948			0.30%
	Mid Cap Index Fund	1,640,950,523			1.77%
	Asset Allocation Fund	110,664,334			0.12%
	Small Cap Index Fund	633,808,054			0.68%
	Growth & Income Fund	73,505,767			0.08%
	Nasdaq-100 Index Fund	73,396,062			0.08%
	Core Equity Fund	202,535,929			0.22%
	Health Sciences Fund	141,412,462			0.15%
	Blue Chip Growth Fund	361,312,202			0.39%
	Value Fund	155,511,689			0.17%
	Small Cap Fund	237,419,675			0.26%
	International Government Bond Fund	150,472,076			0.16%
	Inflation Protected Fund	149,025,183			0.16%
	Large Capital Growth Fund	312,705,468			0.34%
	Broad Cap Value Fund	16,599,459			0.02%
	Foreign Value Fund	667,151,495			0.72%
	Global Equity Fund	212,089,231			0.23%
	Large Cap Core Fund	97,374,547			0.10%
	Mid Cap Strategic Growth Fund	204,311,133			0.22%
	Small Cap Aggressive Growth Fund	46,139,940			0.05%
	International Equities Fund	728,305,245			0.78%
	International Growth I Fund	443,233,318			0.48%
	Science & Technology Fund	563,649,557			0.61%
	Global Strategy Fund	357,514,977			0.39%
	Small Cap Special Values Fund	162,058,868			0.17%
	Core Value Fund	98,753,062			0.11%
	Growth Fund	576,424,392			0.62%
	Global Real Estate Fund	228,478,045			0.25%
	Small - Mid Growth Fund	77,826,733			0.08%

	Total VALIC Company I Series	$12,354,827,392	$2,500,000	$2,500,000	13.32%

	International Small Cap Equity Fund	504,318,315			1.75%
	Small Cap Growth Fund	38,014,382			0.06%
	Mid Cap Growth Fund	140,920,065			0.43%
	Capital Appreciation Fund	55,948,053			0.12%
	Large Cap Value Fund	142,504,083			0.44%
	Socially Responsible Fund	603,296,950			2.10%
	Mid Cap Value Fund	415,176,686			1.42%
	Money Market II Fund	278,561,850			0.93%
	Aggressive Growth Lifestyle Fund				0.31%
	Moderate Growth Lifestyle Fund				0.31%
	Conservative Growth Lifestyle Fund				0.31%
	Core Bond Fund	164,934,101			0.52%
	Strategic Bond Fund	292,459,389			0.98%
	High Yield Bond Fund	175,637,439			0.56%
	Small Cap Value Fund	280,961,403			0.94%

	Total VALIC Company II Series	$3,092,732,716	$2,100,000	$2,100,000	11.19%

	Focused Alpha Growth Fund	250,784,879			3.99%

	Total Focused Alpha Growth Fund	$250,784,879	$750,000	$750,000	3.99%

	Focused Alpha Large-Cap Fund	120,200,743			2.80%

	Total Focused Alpha Large Cap Fund	$120,200,743	$525,000	$525,000	2.80%

	2015 High Watermark Fund	238,529,966			2.21%
	2020 High Watermark Fund	67,610,985			0.63%
	SunAmerica Alternative Strategies Fund	212,284,579			1.96%
	AIG Series Trust	$518,425,530	$900,000	$900,000	4.79%

GRAND TOTAL		$35,505,293,107	$18,775,000	$18,775,000	100.00%